Consent of China Shaanxi Province Yangling Zone Land and Fertilizer Working Station

We consent to the reference to our entity name and to the use of the information in our field trial report dated from September 2005 to January 2006 as the base for the productivity estimates by the management of Shaanxi Xin Sheng Centennial Agricultural and Technology Co., Ltd. included in the registration statement on Form S-1 of China Agri-Business, Inc.

Yours very truly,

Shaanxi Province Yangling Zone Land and Fertilizer Working Station, Shaanxi, China

By:	/s/ Mi, Hongyan

Date: March 24, 2009